UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 6, 2019

CUSHMAN & WAKEFIELD PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices) (Zip Code)

+20 13296 3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2019, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Cushman & Wakefield plc (the “Company”), the Board appointed Richard A. McGinn to the Board, effective on the same date. Mr. McGinn will serve as a Class II director until the expiration of his term on the date of the Company’s annual general meeting of shareholders in 2020 and until his successor is elected and qualified. Mr. McGinn was also appointed to the Audit Committee to replace Rajeev Ruparelia, who resigned from such committee on the same date, but remains a member of the Board. Following this replacement, the Company’s Audit Committee is fully independent.

Mr. McGinn held numerous executive positions at AT&T from 1969 to 1996. He served as President, then CEO and Chairman of Lucent Technologies from 1996 to 2000. He was a General Partner at RRE Ventures from 2001 to 2010. He also served as Chairman then CEO of VeriFone Systems, Inc. from 2012 to 2013. He was a founder and investor in Sky Capital from 2014 to 2016. Mr. McGinn previously served on the boards of American Express, VeriFone Systems, ViaSystems, Cyota, Broadsoft, and Nexsan. He holds a B.A. from Grinnell College.

There are no arrangements or understandings between Mr. McGinn and any other person pursuant to which Mr. McGinn was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. McGinn and the Company. In connection with Mr. McGinn’s service as a member of the Board, he will receive the same compensation paid by the Company to its non-employee directors as disclosed in the Company’s 2019 Annual Meeting Proxy Statement, filed on May 14, 2019. In addition to this compensation, Mr. McGinn will enter into the Company’s standard form of deed of indemnity for directors, a copy of which is filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K filed on February 28, 2019. The compensation of the Company’s directors may be adjusted by the Board from time to time, subject to the terms of any letter agreements entered into with such directors.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual general meeting of shareholders (the “Annual Meeting”) on June 6, 2019. A total of 197,556,080 shares, or 91.2% of the total shares entitled to vote, were represented at the Annual Meeting in person or by proxy. The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

		For	Against	Abstain	Broker Non-Votes
1.	To elect the Class I Directors listed below:
	Jonathan Coslet	187,230,406	7,656,310	7,630	2,661,733
	Qi Chen	186,592,936	8,293,750	7,660	2,661,733
	Michelle MacKay	194,255,951	629,270	9,125	2,661,733

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019	197,541,751	11,172	3,157	—

3.	To reappoint KPMG LLP as the Company’s UK statutory auditor until the Company’s annual meeting in 2020.	197,540,915	12,008	3,157	—

			For	Against	Abstain	Broker Non-Votes
4.	To authorize the Audit Committee of the Board of Directors to determine the compensation of KPMG LLP as the Company’s UK statutory auditor		197,534,677	19,138	2,265	—

5.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement		188,342,729	6,543,365	8,252	2,661,733
		1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
6.	To approve, on a non-binding, advisory basis, the frequency of future Say-on-Pay votes	179,132,134	15,593,746	5,351	163,116	2,661,733
			For	Against	Abstain	Broker Non-Votes
7.	To approve, on a non-binding, advisory basis, the director compensation report, which was included in Annex A of the Proxy Statement		188,219,888	6,666,231	8,227	2,661,733

8.	To approve the director compensation policy, which was included in the director compensation report in Annex A of the Proxy Statement		188,234,625	6,629,452	30,269	2,661,773

Consistent with the recommendation of the Board and the vote of shareholders, the Company will hold future advisory votes on named executive officer compensation on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2019

CUSHMAN & WAKEFIELD PLC

By:	/s/ Duncan Palmer
Name:	Duncan Palmer
Title:	Chief Financial Officer